iTech Medical announces Filing of Form 15, Suspension of Reporting Obligations, and Deregistration of Common Stock

HUNTINGTON BEACH, Calif. August 12, 2011 – iTech Medical, Inc. (OTC.BB:IMSU) (the “Company”) a medical information technology company announced today that its Board of Directors approved the voluntary filing a Form 15 with the Securities and Exchange Commission (SEC) to deregister the Company’s common stock and suspend its reporting obligations under the Securities Exchange Act of 1934.

Due to the costs and burdens of compliance with the securities laws, rules, and regulations, applicable to public companies, as well as the nature and extent of trading and liquidity of the common stock, the Company’s Board of Directors determined that the benefits of continuing as a public company are outweighed by the costs.

In addition to the significant time and cost savings resulting from deregistration, this action will allow the Company’s management to focus its attention and resources on implementing its business plan.

Upon filing the Form 15, the Company’s obligation to file certain reports and forms, including Forms 10-K, 10-Q, and 8-K, with the SEC will immediately cease and the Company expects the deregistration of its common stock to become effective within 90 days of the filing with the SEC. In addition, as a result of the decision to deregister, the Company’s common stock will cease to be eligible to trade on the OTCBB effective soon after filing the Form 15.

The Company expects, but cannot guarantee, that its common stock will continue to be quoted on the Pink Sheets after it is deregistration. There is no assurance that any brokerage firm will continue to make a market in the Company’s common stock after deregistration. The Pink Sheets is a centralized quotation service that publishes market maker quotes for securities primarily through its website, www.pinksheets.com.

About iTech Medical - (OTCBB:IMSU - News) (FWB:0IM - News)
iTech Medical is engaged in the research and commercial development of healthcare information systems and technologies. To date, the Company has focused on developing a proprietary platform called Muscle Pattern Recognition (MPR), a unique clinical tool for the analysis of muscle function. iTech Medical is ISO 13485:2003 certified for the production and sale of surface electromyography (sEMG) diagnostic devices for clinical use.

iTech Medical website:  www.iTechMedical.com

Forward-Looking and Cautionary Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that reflect management’s current views and estimates regarding future market conditions, company performance and financial results, business prospects, new strategies, the competitive environment and other events. You can identify these statements by the fact that they use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “plan,” “outlook,” and other words and terms of similar meaning.

These statements involve a number of risks and uncertainties that could cause actual results to materially differ from the potential results discussed in the forward-looking statements. Among the factors that could cause actual results and outcomes to differ materially from those contained in such forward-looking statements are the following: general economic conditions, acquisitions and development of new businesses, divestitures, product availability, sales volumes, pricing actions and promotional activities of our competitors, profit margins, weather, changes in law or regulations, foreign currency fluctuation, availability of suitable real estate locations, our ability to react to a disaster recovery situation, and the impact of labor markets and new product introductions on our overall profitability.

A further list and description of these risks, uncertainties and other matters can be found in the company’s annual report and other reports filed from time to time with the Securities and Exchange Commission, including, but not limited to, iTech Medical’s Amended Annual Report on Form 10-K/A filed with the SEC on June 3, 2011.  iTech Medical cautions that the foregoing list of important factors is not complete and assumes no obligation to update any forward-looking statements that it may make.

Contact:
iTech Medical, Inc.
Warren G. Baker
Chief Executive Officer
warren.baker@itechmedical.com